UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               February 27, 1998
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)




                             COMPUTER HORIZONS CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



      NEW YORK                       0-7282                        13-2638902
--------------------------------------------------------------------------------
  (State or other            (Commission File Number)            (IRS Employer
  jurisdiction of                                                Identification
  incorporation or                                                   Number)
  organization)


         49 OLD BLOOMFIELD AVENUE, MOUNTAIN LAKES, NEW JERSEY 07046-1495
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (973) 299-4000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the Agreement and Plan of Merger, dated as of February 4, 1998, by and among Computer Horizons Corp., a New York corporation ("Computer Horizons"), PS Merger Corp., a New Jersey corporation ("Sub"), Princeton Softech, Inc., a New Jersey corporation ("Princeton") and the stockholders of Princeton (the "Stockholders"), the merger of Sub with and into Princeton (the "Merger") was consummated on February 27, 1998. Pursuant to the Merger, Princeton became a wholly-owned subsidiary of Computer Horizons, and each share of common stock, no par value, of Princeton that was outstanding immediately prior to the consummation of the Merger was converted into the right to receive
1.1626 shares of common stock, par value $.10 per share, of Computer Horizons ("Computer Horizons Common Stock"), subject to adjustment to ensure the issuance of a whole number of shares of Computer Horizons Common Stock to each Stockholder. As a result of the Merger, Computer Horizons Corp. issued to the Stockholders a total of 954,213 shares of Computer Horizons Common Stock for all of the outstanding shares of Princeton. 95,409 of such shares of Computer Horizons Common Stock shall be held in escrow for the purpose of satisfying the indemnification obligations of the Stockholders for certain breaches of representations, warranties and covenants of the Stockholders and Princeton set forth in the Merger Agreement. Subject to any claims for indemnification, such escrowed shares shall be delivered to the Stockholders upon the first anniversary of consummation of the Merger.

         A copy of the Merger Agreement is filed as an exhibit hereto and is incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. The Merger Agreement contains a list of each of the exhibits thereto (the "Merger Agreement Exhibits"). The Merger Agreement Exhibits do not contain information which is material to an investment decision and have therefore not been attached to this filing, pursuant to Item 601 of Regulation S-K. The Company will supplementally furnish the Commission with a copy of any of the Merger Agreement Exhibits upon request.

     Princeton provides software utilities for the management of data and applications within large organizations.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) Not Applicable.

(c) The following document is furnished as an Exhibit to this report pursuant to Item 601 of Regulation S-K:

            2. Agreement and Plan of Merger, dated as of February 4, 1998, by and among Computer Horizons Corp., PS Merger Corp., Princeton Softech, Inc. and the Stockholders of Princeton Softech, Inc.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                   COMPUTER HORIZONS CORP.




Date:  March 17, 1998                        By:  /s/William Murphy
                                                  -----------------
                                             Name:   William Murphy
                                             Title:  Chief Financial Officer

================================================================================



                                                                       EXHIBIT 2






                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            COMPUTER HORIZONS CORP.,


                                PS MERGER CORP.,


                            PRINCETON SOFTECH, INC.,


                                       and


                   THE STOCKHOLDERS OF PRINCETON SOFTECH, INC.


                            LISTED ON ANNEX 1 HERETO


                          Dated as of February 4, 1998













================================================================================

                               TABLE OF EXHIBITS


Exhibit A         Princeton Softech Employee Handbook

Exhibit B         Form of Employment and Non-Compete Agreement

Exhibit C         Form of Escrow Agreement

Exhibit D         Form of Registration Rights Agreement

Exhibit E         Form of Affiliate Letter

Exhibit F         Form of Stockholder Consent

         AGREEMENT AND PLAN OF MERGER dated as of February 4, 1998 (the "Agreement"), among Computer Horizons Corp., a New York corporation ("CHC"), PS Merger Corp., a New Jersey corporation ("Sub"), Princeton Softech, Inc., a New Jersey corporation ("Princeton"), the stockholders of Princeton listed on Annex 1 hereto (collectively, the "Principal Stockholders") and the remaining Stockholders (as defined herein), upon the delivery by each such Stockholder of a counterpart signature page to this Agreement.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of CHC, Sub and Princeton have determined that it is advisable and in the best interests of their respective stockholders for CHC, Sub and Princeton to enter into a business combination upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of CHC, Sub and Princeton have each approved the merger of Sub with and into Princeton (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the New York Business Corporation Law (the "NYBCL"), in the case of CHC, and the New Jersey Business Corporation Act (the "NJBCA"), in the case of Sub and Princeton;

         WHEREAS, CHC, Sub and Princeton intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

         WHEREAS, pursuant to the Merger, each outstanding share of common stock, no par value, of Princeton ("Princeton Stock") shall be converted into the right to receive CHC Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, CHC, Sub, Princeton and the Stockholders hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         1.1.     Defined Terms.

           As used herein, the terms below shall have the following meanings:

         "Actual  Excess   Stockholder   Expenses"   means  the  amount  of  any
Stockholder Expenses in Excess of $860,000.

         "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreements Regarding Confidentiality and Proprietary Rights" means the Princeton Softech, Inc. Employee Handbook signed by each of the Employees listed on Schedule 3.18, each in substantially the form attached as Exhibit A hereto.

         "Ancillary Agreements" means the Escrow Agreement, the Employment and Non-Compete Agreements, the Agreements Regarding Confidentiality and Proprietary Rights, the Registration Rights Agreement, the Transmittal Letters and all other agreements required hereunder to consummate the Merger.

         "Assets" means the right, title and interest of Princeton or any of its Subsidiaries in and to each of their respective properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

                  (a)      all Contracts and Contract Rights;

                  (b)      all Fixtures and Equipment;

                  (c)      all Inventory;

                  (d)      all Books and Records;

                  (e)      all Proprietary Rights;

                  (f)      all Permits;

                  (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

                  (h) all cash, accounts receivable, deposits and prepaid expenses; and

                  (i)      all goodwill.

         "Average Share Price" means, as of any date of determination, the average of the closing prices of CHC Stock on the Nasdaq National Market as reported in the Wall Street Journal on the trading days during a period of 45 calendar days ending on the day which is three calendar days prior to such date of determination.

         "Balance Sheet" means the consolidated balance sheet as of the Balance Sheet Date.

         "Balance Sheet Date" means December 31, 1997.

         "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Princeton or any ERISA Affiliate or under which Princeton or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of Princeton or any ERISA Affiliate (with respect to their relationship with such any entity).

         "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by Princeton or its Affiliates.

         "Business" means the business and operations of Princeton and its Subsidiaries, consisting of providing software utilities for the management of data and applications within large organizations.

         "CHC Stock" means the common stock, par value $.10 per share, of CHC.

         "Closing" has the meaning set forth in Section 2.1(b).

         "Closing Date" means the date of the Closing.

         "Confidentiality Agreement" means that certain Non-Disclosure Agreement dated as of December 1997 between CHC and Princeton.

         "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

         "Contract Rights" means all rights and obligations under the Contracts.

         "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Princeton or any of its Subsidiaries is a party or by which Princeton or any of its Subsidiaries or any of the Assets are bound or affected, whether written or oral.

         "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

          "Effective Average Share Price" means (a) $39.0909, if the Average Share Price as of the Closing Date is less than or equal to $39.0909 per share,
(b) the Average Share Price, if the Average Share Price as of the Closing Date is greater than $39.0909 per share and less than $43 per share or (c) $43, if the Average Share Price as of the Closing Date is greater than or equal to $43 per share.

         "Effective Time" has the meaning set forth in Section 2.2.

         "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

         "Employees" means all officers and directors of Princeton or any of its Subsidiaries and all other Persons employed by Princeton or any of its Subsidiaries on a full or part-time basis as of the relevant date together with all persons retained as "independent contractors" on or after the date hereof.

         "Employment   and   Non-Compete   Agreements"   means  the  Non-Compete
Agreements to be entered into among CHC, Princeton and each of the Principal Stockholders substantially in the form of Exhibit B hereof.

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Claims" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between Princeton or any of its Subsidiaries and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Princeton or its Subsidiaries or any of their respective predecessors or successors in interest, or by their respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of Princeton or any of its Subsidiaries. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Princeton or any of its Subsidiaries.

         "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

         "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of Princeton or any of its Subsidiaries, of (a) any Environmental Conditions in, on or about the properties of Princeton or any of its Subsidiaries or (b) Princeton's or any of its Subsidiaries' compliance with Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, Princeton as set forth in Section 414(b), (c),
(m) or (o) of the Code.

         "Escrow Agent" means the escrow agent under the Escrow Agreement, or any successor agent designated in accordance with the terms of the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement to be entered into among CHC, Princeton, the Escrow Agent and the Stockholders substantially in the form of Exhibit C hereof.

         "Escrow Shares" has the meaning set forth in Section 2.11.

         "Estimated Stockholder Expenses" has the meaning set forth in Section 2.13.

         "Excess Stockholder Expenses" means the amount of any Estimated Stockholder Expenses in excess of $860,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" means the result of dividing the Number of CHC Shares by the Number of Princeton Shares.

         "Financial Statements" means (a) the consolidated balance sheets of Princeton and its Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows, of Princeton and its Subsidiaries for the years then ended, together with the report of Ernst & Young LLP thereon, and (b) the consolidated balance sheets of Princeton and its Subsidiaries as of December 31, 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows, of Princeton and its Subsidiaries for the twelve months then ended.

         "Facilities" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by Princeton or any of its Subsidiaries, all as identified or listed on Schedule 3.8(b).

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Princeton or any of its Subsidiaries, wherever located and including any such Fixtures and Equipment in the possession of any of Princeton's or any of its Subsidiaries' respective suppliers or other vendors.

         "Former Properties" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by Princeton or any of its Subsidiaries prior to the date hereof, but excluding Facilities.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

         "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

         "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances. Each Person making a representation or warranty (the "Maker") pursuant to this Agreement that is qualified as to the knowledge of another Person shall be deemed to have breached such representation or warranty if such representation or warranty is untrue or inaccurate at the time it is made, regardless of whether the Maker had knowledge of the untruth or inaccuracy of such representation or warranty.

         "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

         "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person or any of its Subsidiaries to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

         "Merger Consideration" means (a) $43,000,000 less (b) the aggregate amount of Excess Stockholder Expenses.

         "Multiemployer  Plan"  means any  "multiemployer  plan," as  defined in
Section 4001(a)(3) or 3(37) of ERISA, which (a) Princeton or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Princeton or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of Princeton or any ERISA Affiliate (with respect to their relationship with any such entity).

         "Number of CHC Shares" means that number of shares of CHC Stock (rounded down to the nearest whole number) calculated by dividing (a) the Merger Consideration by (b) the Effective Average Share Price as of the Closing Date.

         "Number of Princeton Shares" means (a) the number of shares of Princeton Stock issued and outstanding at the Effective Time plus (b) the number of shares of Princeton Stock issuable upon exercise of all unexercised Princeton Options outstanding at the Effective Time that are exercisable at the Effective Time.

         "Pension Plan" means any "employee  pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) Princeton or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Princeton or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of Princeton or any ERISA Affiliate (with respect to their relationship with any such entity).

         "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of Princeton and its Subsidiaries and do not materially detract from the value of the property upon which such encumbrance exists.

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Princeton Material Adverse Effect" or "Princeton Material Adverse Change" means a Material Adverse Effect with respect to Princeton, the Business or the Assets.

         "Princeton Options" means options to purchase Princeton Stock issued by Princeton pursuant to the Princeton Stock Option Plans.

         "Princeton  Stock  Option  Plans" means (a) the 1991 Stock Option Plan,
(b) 1994 Stock Option Plan, (c) the 1996 Stock Option Plan and (d) the 1997 Stock Option Plan.

         "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

         "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between CHC and the Stockholder Representative substantially in the form of Exhibit D hereof.

         "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Related Party" means (i) any of Princeton's officers, directors and stockholders, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, and (ii) any Person in which Princeton or any Stockholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

         "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Stockholder Expenses" has the meaning set forth in Section 2.13.

         "Stockholder Representative" has the meaning set forth in Section 2.12.

         "Stockholders" means (a) the Principal Stockholders and (b) the other holders immediately prior to the Effective Time of shares of Princeton Stock.
         "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Trade  Secrets"  means all trade  secrets  and  confidential  business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

         "Transmittal Letter" has the meaning set forth in Section 2.7 hereof.

         "Welfare Plan" means any "employee  welfare benefit plan" as defined in
Section 3(1) of ERISA, which (a) Princeton or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Princeton or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of Princeton or any ERISA Affiliate (with respect to their relationship with any such entity).

         1.2.     Certain Additional Defined Terms.

                                                                Defined in
                Term:                                            Section:
                ----                                             -------
                Actions.......................................   3.16
                Affiliate Letter..............................   5.5(a)
                Agreement.....................................   Recitals
                Certificate of Merger.........................   2.2
                Certificates..................................   2.7(a)
                CHC...........................................   Recitals
                CHC Closing Certificate.......................   6.1
                CHC Indemnified Parties.......................   9.2(a)
                CHC Material Adverse Affect...................   4.6
                CHC Options...................................   4.2(b)
                CHC Options Plan..............................   2.6(d)
                CHC Preferred Stock...........................   4.2(a)
                CHC Securities................................   4.2(a)
                Claim.........................................   9.2(b)
                Claim Notice..................................   9.2(b)
                Code..........................................   Recitals
                Damage Threshold..............................   9.5(a)
                Damages.......................................   9.2(a)
                Exchange Agent................................   2.7(b)
                Existing Employment Agreements................   3.18(c)
                Indemnified Party.............................   9.2(b)
                Indemnifying Party............................   9.2(b)
                Information Statement.........................   5.7
                International.................................   3.7(a)
                International Stock...........................   3.7(b)
                Leased Property...............................   3.8(c)
                Majority Holders..............................   2.12(a)
                MainWare......................................   5.8
                Merger........................................   Recitals
                Merger Shares.................................   2.6(a)
                NJBCA.........................................   Recitals
                NYBCL.........................................   Recitals
                Pooling Letter................................   8.1(g)
                Princeton.....................................   Recitals
                Princeton Closing Certificate.................   7.1
                Princeton Stock...............................   Recitals
                Principal Stockholders........................   Recitals
                Proposed Acquisition Transaction..............   5.4
                Reformed Option...............................   2.6(d)
                Salary Table..................................   3.18(d)
                SEC Reports...................................   4.5
                Stockholder Consent...........................   5.6
                Stockholder Indemnified Parties...............   9.2(a)
                Stockholder's Closing Certificate.............   7.1
                Surviving Corporation.........................   2.1(a)
                Sub...........................................   Recitals
                Third-Party Claim.............................   9.2(b)

         1.3    Interpretation Provisions.

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

                  (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                  (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

                  (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                    THE MERGER; SUBSTITUTION OF STOCK OPTIONS

         2.1       The Merger.

                  (a)  Effective  Time.  At the  Effective  Time (as  defined in
Section 2.2 hereof), and subject to and upon the terms and conditions of this Agreement and the NJBCA, Sub shall be merged with and into Princeton, the separate corporate existence of Sub shall cease, and Princeton shall continue as the surviving corporation. Princeton as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated pursuant to Section 11.1, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as CHC and Princeton may mutually agree.

         2.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles 6 and 7, the parties hereto shall cause the Merger to be consummated by filing the articles of merger as contemplated by the NJBCA (the "Certificate of Merger"), together with any required related documents, with the appropriate administrator, as indicated in the NJBCA, in such form as required by, and executed in accordance with the relevant provisions of, the NJBCA. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").

         2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NJBCA.

         2.4      Articles of Incorporation; Bylaws.

                  (a) Articles of Incorporation. At the Effective Time, the Certificate of Incorporation of Princeton shall be amended and restated in their entirety as set forth in the Articles of Merger upon the filing thereof pursuant to Section 2.2, and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Certificate of Incorporation.

                  (b) Bylaws. At the Effective Time, the Bylaws of Princeton, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         2.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Princeton shall cause each director and officer of Princeton to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

         2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of CHC, Sub, Princeton or the Stockholders:

                  (a)      Conversion of Securities.

                           (i)  Each  share  of   Princeton   Stock  issued  and
outstanding immediately prior to the Effective Time shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares of CHC Stock as equals the Exchange Ratio. The shares of CHC Stock issued in connection with the Merger as a result of such conversion are sometimes referred to herein as the "Merger Shares."

                           (ii) Each share of common stock, no par value, of Sub
issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one validly issued, fully paid and nonassessable common share, no par value, of the Surviving Corporation, so that thereafter CHC will be the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

                  (b) Cancellation. Each share of Princeton Stock held in the treasury of Princeton immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) Fractional Shares. No certificates or scrip representing fractional shares of CHC Stock shall be issued in connection with the Merger, and any fractional share interests will be canceled and thereafter will not entitle the owner thereof to vote or to any rights as a stockholder of CHC. In lieu thereof, each holder of shares of Princeton Stock who would otherwise have been entitled to a fraction of a share of CHC Stock, upon surrender of all certificates representing shares of Princeton Stock registered in the name of such holder, will be paid the cash value of such fraction, which shall be equal to such fraction multiplied by the Effective Average Share Price.

                  (d)      Assumption of Princeton Options.

                           (i) At the Effective Time, each outstanding Princeton
Option granted under the Princeton Stock Option Plans, whether vested or unvested, shall automatically, and without further action by CHC or the holder of such Princeton Option, be converted into an option (the "Reformed Option") to acquire shares of CHC Stock. Each Reformed Option shall be granted pursuant to the Computer Horizons Corp. 1994 Incentive Stock Option and Appreciation Plan, or, in CHC's sole discretion, a new option plan containing substantially similar provisions and which is the subject of a registration statement filed no later than 20 days following the Closing Date (in either case, the "CHC Option Plan"); provided, that the provisions of each such Reformed Option relating to the expiration and date or dates of exercisability thereof shall be identical to those of the Princeton Option that was converted into such Reformed Option (and thus any portion of any Princeton Option that is or becomes exercisable at or prior to the Effective Time shall remain exercisable to the same extent following the Effective Time). The exercise price per share of CHC Stock under each Reformed Option shall be equal to the exercise price of such Princeton Option divided by the Exchange Ratio. The number of shares of CHC Stock subject to each Reformed Option shall be equal to the number of shares of Princeton Stock for which such Princeton Option was exercisable at the Effective Time (whether or not then exercisable) multiplied by the Exchange Ratio.

                           (ii) As soon as practicable  after the Effective Time
(but in any event within thirty (30) business days) CHC shall deliver to each holder of an outstanding Reformed Option an appropriate notice setting forth such holder's rights pursuant thereto.

         2.7      Delivery of Certificates.

                  (a) Prior to the Closing, Princeton shall mail or otherwise deliver to each holder of Princeton Stock a letter of transmittal in a form reasonably satisfactory to CHC and Princeton, together with a duly executed counterpart signature page to this Agreement and the Escrow Agreement (collectively, the "Transmittal Letter"), and instructions for such holder's use in effecting the surrender of the certificate or certificates evidencing such Princeton Stock (the "Certificates") as provided in this Section 2.7 and the execution and delivery by such Stockholder of this Agreement and the Escrow Agreement.

                  (b) At the Effective Time, CHC shall deliver,  and each holder of Princeton Stock shall be entitled to receive, upon surrender to CHC or its representatives of any Certificates for cancellation, together with a duly-executed Transmittal Letter, such number of shares of CHC Stock as equals
(A) the aggregate Merger Shares into which such Princeton Stock shall have been converted in the Merger less (B) such number of shares as equals (1) the aggregate number of Escrow Shares times (2) a fraction, the numerator of which is the number of shares of Princeton Stock represented by such Certificate or Certificates immediately prior to the Effective Time and the denominator of which is the total number of shares of Princeton Stock issued and outstanding immediately prior to the Effective Time.

                  (c) Upon surrender of each Certificate and delivery by CHC of the number of Merger Shares in exchange therefor, such Certificates shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Princeton Stock represented thereby shall have been converted.

         2.8 No Further Ownership Rights in Shares of Princeton Stock. The shares of CHC Stock delivered upon the surrender for exchange of Princeton Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Princeton Stock, and there shall be no further registration of transfers of Princeton Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, CHC shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of CHC Stock as may be required pursuant to Section 2.6; provided, however, that CHC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against CHC with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.10     [Intentionally Omitted]

         2.11 Escrow of Merger Shares. Notwithstanding the other provisions of this Article 2, CHC shall deliver to the Escrow Agent that number of shares of CHC Stock as equals (a) an amount equal to ten percent of the Merger Consideration divided by (b) the Effective Average Share Price (the "Escrow Shares"). The Escrow Shares together with any earnings on or accretions thereto shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Any CHC Indemnified Party (as defined in Section 9.2(a) hereof) shall be entitled to delivery from the Escrow Agent of such number of shares of CHC Stock as shall have a value equal to the amount due such CHC Indemnified Party pursuant to Article 9 hereof. For purposes of this Section 2.11, the value of shares of CHC Stock so delivered to any CHC Indemnified Party shall be equal to the Effective Average Share Price. Except for Escrow Shares with a value (determined in accordance with this Section 2.11) equal to the amount of any Claims by CHC Indemnified Parties that may be pending at such time, the Stockholders shall be entitled to delivery from the Escrow Agent on the first anniversary of the Closing Date of any Escrow Shares that have not been delivered to, and are not subject to outstanding Claims or required to have been delivered to, CHC Indemnified Parties pursuant to this Section 2.11, Article 9 hereof or the Escrow Agreement on or prior to such date.

         2.12     Stockholder Representative.

                  (a) The parties agree that it is desirable to designate a representative to act on behalf of holders of the Princeton Stock for certain limited purposes, as specified herein (the "Stockholder Representative"). Prior to the Closing Date the holders of a majority of the shares of Princeton Stock held in the aggregate by the Principal Stockholders shall designate a Person reasonably acceptable to CHC as the initial Stockholder Representative, and approval of this Agreement by the holders of the Princeton Stock shall constitute ratification and approval of such designation. The Stockholder Representative may resign at any time, and the Stockholder Representative may be removed by the vote of Persons which collectively own more than 50% of the aggregate shares of Princeton Stock immediately prior to the Effective Time
("Majority Holders"). In the event that a Stockholder Representative has resigned or been removed, a new Stockholder Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Stockholder Representative.

                  (b) The Stockholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Stockholder Representative will have no obligation to act on behalf of the holders of the Princeton Stock, except as expressly provided herein. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power, authority and discretion to
(i) estimate and determine the amounts of Stockholder Expenses in accordance with Section 2.13 hereof (ii) make such determinations and take such actions as are required to be made by the Stockholders with respect to the conditions and other provisions contained in this Agreement including, without limitation, the provisions of Article 9 hereof; (iii) exercise such other rights and powers (subject to such other obligations) of the Stockholders as are set forth in this Agreement, the Escrow Agreement and/or the Registration Rights Agreement, and
(iv) perform its obligations as set forth in, and in accordance with, the Registration Rights Agreement and the Escrow Agreement. The Stockholder Representative will have no liability to CHC, Princeton or the holders of any equity securities of Princeton with respect to actions taken or omitted to be taken in its capacity as Stockholder Representative, except with respect to any liability resulting primarily from the Stockholder Representative's gross negligence or willful misconduct. The Stockholder Representative will at all times be entitled to rely on any directions received from the Majority Holders.

         2.13     Stockholder  Expenses.  On or prior to the date which is three
(3) business days prior to the Closing Date, the Stockholder Representative will provide to CHC a determination of the following fees and expenses that may be incurred by the Company and the Stockholder Representative on behalf of the holders of shares of Princeton Stock in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby: (i) the fees and disbursements of outside counsel and auditors to Princeton or any of its Subsidiaries and any other agents, consultants and experts specially employed by Princeton, any of its Subsidiaries and/or the Stockholder Representative in connection with the transactions contemplated hereby, including without limitation, the Persons listed on Schedule 2.13 hereof, (ii) one-half of the fees, if necessary, incurred in connection with compliance by CHC and Princeton with the HSR Act and
(iii) the expenses of the Stockholder Representative incurred in such capacity (collectively, the "Stockholder Expenses"). With respect to the Persons described in clause (i) of the preceding sentence, the Stockholder
Representative  shall  deliver to CHC along with the  statement  of  Stockholder
Expenses the written statement of each such Person setting forth the amounts payable by Princeton or any of its Subsidiaries to such Person with respect to services rendered in connection with the transactions contemplated hereby, whether or not any such amounts have been billed and/or paid by Princeton or any such Subsidiary (the "Estimated Stockholder Expenses").

         2.14 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

         2.15 Taking of Necessary Action; Further Action. Each of CHC, Sub, Princeton and each Stockholder will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, to vest CHC with full right, title and possession to all the property, rights, privileges, power and franchises of Princeton and to vest the Stockholders with full right, title and possession of the Merger Shares, the officers and directors of Sub, CHC and Princeton immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3.

        REPRESENTATIONS AND WARRANTIES OF PRINCETON AND THE STOCKHOLDERS

         As an inducement of CHC to enter into this Agreement, Princeton and each Principal Stockholder hereby makes , and each Stockholder that is not a Principal Stockholder, by virtue of such Stockholder's execution and delivery of a Transmittal Letter in accordance with Section 2.7 hereof, makes, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to CHC, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to CHC prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise), unless, and only to the extent, that it would fairly be understood to contain information which also is applicable to another representation and warranty in this Article 3.

         3.1 Organization of Princeton. Princeton is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Princeton has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Princeton is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would have a Princeton Material Adverse Effect. Each jurisdiction in which Princeton is qualified to do business as a foreign corporation is set forth in Schedule 3.1.

         3.2      Capitalization of Princeton.

                  (a) As of the date of this Agreement, there are 10,000,000 shares of Princeton Stock authorized under its Articles of Incorporation, 820,812 of which are issued and outstanding. Princeton has no other capital stock authorized, issued or outstanding. Schedule 3.2(a) sets forth the name of each holder of shares of Princeton Stock, as well as the number of shares of Princeton Stock held by each such holder.

                  (b) As of the date of this Agreement, 102,290 shares of Princeton Stock are reserved for issuance upon the exercise of outstanding Princeton Options. Schedule 3.2(b) sets forth the name of each holder of Princeton Options, as well as the number of Princeton Options held by each such holder, the number of Princeton Shares for which each such Princeton Option is exercisable, the date upon which each such Princeton Option becomes exercisable and the price per share of Princeton Stock for which each such Princeton Option is exercisable (without taking into account whether or not such Princeton Option is in fact exercisable on the date hereof).

                  (c) Except for the Princeton Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Princeton. Except for the aggregate of 102,290 shares of Princeton Stock reserved for issuance upon exercise of the Princeton Options, no shares of capital stock of Princeton are reserved for issuance.

                  (d) All outstanding shares of Princeton Stock are, and any shares of Princeton Stock issued upon exercise of any Princeton Option will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Princeton's Certificate of Incorporation or Bylaws or any Contract. The Princeton Options have been, and the shares of Princeton Stock have been or will be, issued in compliance with all federal and state corporate and securities laws.

                  (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of Princeton Stock or the merger or consolidation of Princeton with or into any other entity.

         3.3 Stockholders' Agreements, Etc. Except as set forth on Schedule 3.3, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of Princeton.

         3.4 Authorization. Princeton has all necessary corporate or other power and authority to enter into this Agreement and the Ancillary Agreements to which Princeton is a party and, except with respect to the approval of the Merger by the holders of Princeton Stock as required by the NJBCA, has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Princeton, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Princeton is a party will be, a valid and binding obligation of Princeton, enforceable against Princeton in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.5 Officers and Directors. Schedule 3.5 contains a true, correct and complete list of all the officers and directors of Princeton and each of its Subsidiaries.

         3.6 Bank Accounts. Schedule 3.6 contains a list of all of Princeton's and each of its Subsidiaries' bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

         3.7      Subsidiaries, Etc.

                  (a) Princeton Softech International, Inc., a Barbados corporation ("International") is the only Subsidiary of Princeton. International is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. International has full corporate power and authority to conduct the Business as it presently is being conducted and to own or lease, as applicable, the Assets owned or leased by it. International is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would not have a Material Adverse Effect on Princeton. International is not qualified to do business as a foreign corporation in any jurisdiction.

                  (b) As of the date hereof there is an unlimited number of shares of common stock, no par value ("International Stock"), of International authorized under its Certificate of Incorporation, 100 of which are issued and outstanding and are held, beneficially and of record, by Princeton. International has no other capital stock authorized, issued or outstanding. There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of International. All outstanding shares of International Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, International's Certificate of Incorporation or Bylaws or any Contract. There is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of International Stock or for the merger or consolidation of International with or into any other entity.

         3.8      Real Property.

                  (a) General. Princeton and each of its Subsidiaries leases all real property necessary for the conduct of its business as presently conducted.

                  (b) Owned Real Property. Neither Princeton nor any of its Subsidiaries owns any real property.

                  (c) Leased Real Property. Part (c) of Schedule 3.8 sets forth all Leases pursuant to which Facilities are leased by Princeton or any of its Subsidiaries (as lessee), true and correct copies of which have been delivered to CHC. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which Princeton or any of its Subsidiaries occupy or use Facilities. Princeton and its Subsidiaries have good and valid leasehold title to, and enjoy peaceful and undisturbed possession of, all leased property described in such Leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (i) there are no pending or, to the knowledge of Princeton or any of its Subsidiaries, threatened condemnation proceedings relating to, or any pending or, to the knowledge of Princeton or any of its

Subsidiaries, threatened Actions relating to, such Leased Property or any portion thereof, (ii) none of Princeton, any of its Subsidiaries or, to the knowledge of any of them, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (iii) neither Princeton nor any of its Subsidiaries has received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such Facility.

         With respect to each Lease listed on part (c) of Schedule 3.8, (i) there has been no material default under any such Lease by Princeton or any Subsidiary party thereto or, to the knowledge of Princeton and its Subsidiaries, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Princeton or such Subsidiary, as the case may be, is in full force and effect with respect to Princeton or such Subsidiary, as the case may be, and is enforceable against Princeton or such Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Princeton or any Subsidiary party thereto, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Princeton or any Subsidiary party thereto without the consent of Princeton or such Subsidiary, as the case may be, under any such Lease that is material to Princeton or such Subsidiary, as the case may be, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Princeton or any Subsidiary party thereto and (vi) Princeton or any Subsidiary party thereto has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.9      Personal Property.

                  (a) General. Princeton and each of its Subsidiaries owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

                  (b) Owned Personal Property. Princeton and each of its Subsidiaries has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and
(iii) there are no parties (other than Princeton and its Subsidiaries) who are in possession of or who are using any such item of personal property.

                  (c) Leased Personal Property. Princeton and each of its Subsidiaries has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Neither Princeton nor any of its Subsidiaries is a party to any Lease for personal property involving annual payments in excess of $25,000.

         With respect to each Lease listed on part (c) of Schedule 3.9, (i) there has been no material default under any such Lease by Princeton or any Subsidiary party thereto or, to the knowledge of Princeton and its Subsidiaries, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Princeton or such Subsidiary, as the case may be, is in full force and effect with respect to Princeton or such Subsidiary, as the case may be, and is enforceable against Princeton or such Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Princeton or any Subsidiary party thereto, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Princeton or any Subsidiary party thereto without the consent of Princeton or such Subsidiary, as the case may be, under any such Lease that is material to Princeton or such Subsidiary, as the case may be, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Princeton or any Subsidiary party thereto and (vi) Princeton or any Subsidiary party thereto has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10     Environmental Matters.

                  (a) Princeton and its Subsidiaries are in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 3.10. Neither Princeton nor any Subsidiary has received any notice to the effect that, or otherwise has knowledge that, (i) Princeton or any Subsidiary is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of Princeton or any Subsidiary to comply with, or a violation by Princeton of, any such Environmental Laws or Permits required thereunder. Neither Princeton nor any of its Subsidiaries has taken any action during the previous five years that would, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, constitute a violation of any Environmental Laws.

                  (b) There are no existing or, to the knowledge of Princeton or any of its Subsidiaries, potential, Environmental Claims against Princeton or any of its Subsidiaries, nor has any of them received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by Princeton or any of its Subsidiaries.

                  (c) To the knowledge of Princeton or any of its  Subsidiaries,
(i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by Princeton or any of its Subsidiaries on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the knowledge of Princeton or any of its Subsidiaries, there have been no such releases by Princeton or any of its Subsidiaries' corporate predecessors and no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the vicinity of any of the real properties of
Princeton or any of its Subsidiaries other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of Princeton or any of its Subsidiaries.

                  (d) To the knowledge of Princeton or any of its Subsidiaries, there are no PCBs or asbestos-containing materials located at or on the Facilities.

                  (e) Neither Princeton nor any of its Subsidiaries is a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which Princeton or any of its Subsidiaries is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

                  (f) Neither Princeton nor any of its Subsidiaries has released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (g) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind Princeton or any of its Subsidiaries.

                  (h) Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by Princeton, any of its Subsidiaries or any person engaged by Princeton or any of its Subsidiaries for such purpose, at any facility owned or formerly owned by Princeton or any of its Subsidiaries have been made available to CHC and a list of all such reports, audits and assessments is set forth on Schedule 3.10.

                  (i) Princeton and each of its Subsidiaries has submitted on a timely basis all applications for operating permits required pursuant to Title V of the Clean Air Act, and to the knowledge of Princeton and its Subsidiaries, no additional capital expenditures will be required by Princeton or any of its Subsidiaries for purposes of compliance with permitting conditions likely to be imposed pursuant to Title V of the Clean Air Act.

         3.11     Contracts.

                   (a) Disclosure. Schedule 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

                           (i)  Contracts  not made in the  ordinary  course  of
business;

                           (ii) Manufacturing or joint development agreements;

                           (iii)  License  agreements  or  royalty   agreements,
whether Princeton is the licensor or licensee thereunder;

                           (iv)  Confidentiality  and non-disclosure  agreements
(whether Princeton is the beneficiary or the obligated party thereunder);

                           (v) Customer  orders or sales  contracts  under which
the customer is to make a payment after the date hereof of $10,000 or more;

                           (vi) Research agreements;

                           (vii)  Contracts  or  commitments   involving  future
expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

                           (viii)   Contracts   or   commitments   relating   to
commission arrangements with others;

                           (ix) Employment  contracts,  consulting contracts and
severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Princeton or (B) that will result in the payment by, or the creation of any Liability of Princeton, the Stockholders or CHC to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                           (x) Indemnification agreements;

                           (xi) Promissory notes, loans, agreements, indentures,
evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Princeton or any of its Subsidiaries shall be the borrower, lender or guarantor thereunder (excluding credit provided by Princeton or any of its Subsidiaries in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                           (xii)  Contracts  containing  covenants  limiting the
freedom of Princeton, or any of its Subsidiaries or any officer, director, Employee or Affiliate of Princeton or any of its Subsidiaries, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                           (xiii) Any Contract with the federal,  state or local
government or any agency or department thereof;

                           (xiv) Any Contract with a Related Party;

                           (xv)  Leases of real or personal  property  involving
annual payments of more than $10,000; and

                           (xvi) Any other Contract under which the consequences
of a default or termination would reasonably be expected to have a Material Adverse Effect on Princeton, individually or in the aggregate.

         Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to CHC. Princeton has included as part of Schedule 3.11 a brief summary of the material terms of each oral Contract.

                  (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Princeton, any of its Subsidiaries or any of the Principal Stockholders, threatened) Default or dispute. Princeton has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Princeton, any of its Subsidiaries or any of the Principal Stockholders, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Princeton, any of its Subsidiaries or any of the Principal Stockholders. None of the Principal Stockholders, Princeton or any of its Subsidiaries or any of its Subsidiaries has any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Princeton or any of its Subsidiaries result in a loss to Princeton or any of its Subsidiaries.

                  (c) Product Warranty. Neither Princeton nor any of its Subsidiaries has committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the  part of  Princeton  or any of its  Subsidiaries,  with  respect  to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

         3.12     No Conflict  or  Violation;  Consents.  Except as set forth on
Schedule 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Princeton or any Principal Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provisionof the governing documents of Princeton, any of its Subsidiaries or any Principal Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Princeton, any of its Subsidiaries or any Principal Stockholder is a party or by which Princeton, any of its Subsidiaries or any Principal Stockholder is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Princeton, any of its Subsidiaries or any Principal Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.13 Permits. Schedule 3.13 sets forth a complete list of all material Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. Princeton has, and at all times has had, all material Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Neither Princeton nor any of its Subsidiaries is in default, nor has Princeton, any of its Subsidiaries or any Principal Stockholder received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.13, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

         3.14 Financial Statements; Books and Records. (a) The Financial Statements are complete, are in accordance with the Books and Records, fairly present the Assets and Liabilities of Princeton and its Subsidiaries and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

                  (b) Princeton and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (c) The Books and Records, in reasonable detail, accurately and fairly reflect the activities of Princeton and the Business and have been provided to CHC for its inspection.

                  (d) Neither Princeton nor any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

                  (e) The stock records and minute books of Princeton and each of its Subsidiaries that are made available to CHC fully reflect all minutes of meetings, resolutions and other material actions and proceedings of their respective stockholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which Princeton, its Subsidiaries or the Principal Stockholders are aware and contain true, correct and complete copies of their respective Articles of Incorporation and Bylaws and all amendments thereto through the date hereof.

         3.15     Absence of Certain  Changes or Events.  Except as set forth on
Schedule 3.15, since the Balance Sheet Date there has not been any:

                  (a) Material Adverse Change with respect to Princeton;

                  (b) failure to operate the Business in the ordinary course so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Princeton any of its Subsidiaries or their respective Representatives;

                  (c) resignation or termination of any officer or Employee, or, except as set forth the Salary Table, any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of Princeton or any of its Subsidiaries, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

                  (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except (i) directors' fees, (ii) compensation to Employees at the rates disclosed pursuant to Section 3.18(d) and (iii) forgiveness of loans in the amounts and to the individuals set forth on Schedule 3.15;

                  (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

                  (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

                  (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

                  (h) disposition or lapsing of any Proprietary Rights of Princeton or any of its Subsidiaries, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

                  (i) change in accounting methods or practices by Princeton or any of its Subsidiaries;

                  (j) revaluation by Princeton or any of its Subsidiaries of any of the Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

                  (k) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of Princeton or any of its Subsidiaries;

                  (l) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Princeton or any of its Subsidiaries or any redemption, purchase or other acquisition of any equity securities of Princeton or any of its Subsidiaries;

                  (m) issuance or reservation for issuance by Princeton or any of its Subsidiaries of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

                  (n) increase, decrease or reclassification of the capital stock of Princeton or any of its Subsidiaries;

                  (o) amendment of the Certificate of Incorporation or Bylaws of Princeton or any of its Subsidiaries;

                  (p) capital expenditure or execution of any lease or any incurring of liability therefor by Princeton or any of its Subsidiaries, involving payments in excess of $10,000 in the aggregate;

                  (q) failure to pay any material obligation of Princeton or any of its Subsidiaries when due;

                  (r) cancellation of any indebtedness or waiver of any rights of substantial value to Princeton or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

                  (s) indebtedness incurred by Princeton or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by Princeton or any of its Subsidiaries, or any loans made or agreed to be made by Princeton or any of its Subsidiaries;

                  (t) liability incurred by Princeton or any of its Subsidiaries except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (u) payment, discharge or satisfaction of any Liabilities of Princeton or any of its Subsidiaries other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (v) acquisition of any equity interest in any other Person; or

                  (w) agreement by Princeton or any of its Subsidiaries to do any of the foregoing.

         3.16 Liabilities. Neither Princeton nor any of its Subsidiaries has any Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date (all of which liabilities do not exceed $50,000 in the aggregate) and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on
Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the Balance Sheet for liabilities are reasonable.

         3.17 Litigation. There is no Action, pending or, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, threatened or anticipated (i) against, relating to or affecting Princeton, any of its Subsidiaries, any of the Assets or any of their respective officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Princeton or any of the Stockholders from consummating the transactions contemplated hereby. To the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, there is no basis for any Action, which if adversely determined against any Stockholder, Princeton, any of its Subsidiaries, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to Princeton, any of its Subsidiaries, or any of its Subsidiaries, individually or in the aggregate, in excess of $10,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Princeton, any of its Subsidiaries, the Business or any of the Assets.
Schedule 3.17 contains a complete and accurate description of all Actions since December 31, 1993 to which Princeton or any of its Subsidiaries has been a party or which relate to any of the Assets or their respective officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Princeton or any of its Subsidiaries for collection of monies owed in the ordinary course of business. No representation is made in this Section 3.17 with respect to matters covered in Section 3.23 (Tax matters).

         3.18     Labor Matters.

                  (a) Schedule 3.18 contains a complete list of Employees. Neither Princeton nor any of its Subsidiaries is a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Princeton or any of its Subsidiaries conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Princeton or any of its Subsidiaries. There is no unfair labor practice charge or complaint against Princeton or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out of Princeton's or any such Subsidiary's activities, and none of Princeton, any of its Subsidiaries or any Principal Stockholder has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against Princeton or any of its Subsidiaries nor is any grievance currently being asserted against it; and neither Princeton nor any of its Subsidiaries has experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, threatened between Princeton or any of its Subsidiaries and any of their respective Employees, and none of Princeton, any of its Subsidiaries or any Principal Stockholder is aware of any facts which could reasonably result in any such controversy.

                  (b) Princeton and its Subsidiaries are each in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice. Neither Princeton nor any of its Subsidiaries is liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                  (c) Except with respect to the employment agreements set forth on Attachment A to Schedule 3.11 (the "Existing Employment Agreements"), neither Princeton nor any of its Subsidiaries has entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of CHC, Princeton or any of its Subsidiaries to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

                  (d) Attached hereto as Schedule 3.18 is a list of the names of all present Employees. Princeton has provided CHC with a table setting forth the current salary or hourly wages and other compensation payable by Princeton or any of its Subsidiaries to each of such Employees (the "Salary Table").

         3.19 Employee Benefit Plans. (a) Schedule 3.19 contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered by Princeton to CHC: (i) each Employee Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or has covered employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which Princeton or any of its Subsidiaries generally has distributed to participants therein, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries), (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries), (iv) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries), and (v) a description setting forth the amount of any liability of Princeton or any of its Subsidiaries as of the Closing Date for payments more than thirty
(30) calendar days past due with respect to any Welfare Plan.

                  (b)

                           (i)      Pension Plans.

                                    (A)  No  Pension  Plan  is  subject  to  the
minimum funding requirements of ERISA. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. None of Princeton or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. None of Princeton or any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which Princeton or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                                    (B) Each Pension Plan and each related trust
agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) which has been operated as a qualified plan (1) has received a favorable determination letter (or is not required under applicable law to have received) from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and (2) has been so qualified during the period from its adoption to the date of such determination letter.

                                    (C) Each Pension Plan and each related trust
agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and the Code.

                           (ii)     Multiemployer  Plans.  Neither Princeton nor
any ERISA Affiliate has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on Princeton or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

                           (iii)    Welfare Plans.

                                    (A) Each  Welfare  Plan which  covers or has
covered employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                                    (B) Except as required  by Section  4980B of
the Code or Part 6 of Title 1, Subtitle B of ERISA, none of Princeton, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Princeton or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent Princeton or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                                    (C) Each  Welfare  Plan which  covers or has
covered employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                                    (D) Neither Princeton or any ERISA Affiliate
has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in
Section 3(37) of ERISA.

                                    (E) The insurance  policies or other funding
instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of Princeton or any of its Subsidiaries (and, if applicable, their respective dependents) who has been advised by Princeton or any of its Subsidiaries, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

                           (iv)     Benefit    Arrangements.     Each    Benefit
Arrangement presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on Schedule 3.19 or the Employment and Non-Compete Agreements, the employment of all persons presently employed or retained by Princeton or any of its Subsidiaries is terminable at will.

                           (v)      Unrelated  Business  Taxable Income;  Unpaid
Contributions. No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511. Neither Princeton nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Employee Plan.

                           (vi)     Deductibility  of  Payments.   There  is  no
contract, agreement, plan or arrangement covering any employee or former employee of Princeton or any of its Subsidiaries (with respect to such employee's relationship with Princeton or any of its Subsidiaries) that, individually or collectively, requires the payment by Princeton or any of its Subsidiaries of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to
Section 280G of the Code.

                           (vii)    Fiduciary      Duties     and     Prohibited
Transactions. None of Princeton, any of its Subsidiaries or any plan fiduciary of any Welfare Plan or Pension Plan has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any liability of Princeton or any of its Subsidiaries or any Employee Plan. Princeton and its Subsidiaries have not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and Princeton and its Subsidiaries have not been assessed any civil penalty under Section 502(l) of ERISA.

                           (viii)   Litigation. There is no action, order, writ,
injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of Princeton or any of its Subsidiaries, anticipated or threatened against Princeton, any ERISA Affiliate or any Employee Plan.

                           (ix)     No  Amendments.  Neither  Princeton  nor any

ERISA Affiliate has announced to employees, former employees, consultants or directors an intention to create, or otherwisecreated, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Princeton or any of its Subsidiaries (with respect to their relationship with Princeton or any of its Subsidiaries).

                           (x)      Insurance Contracts.  None of Princeton, any
or its Subsidiaries or any Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                           (xi)     No   Acceleration  or  Creation  of  Rights.
Except with respect to the Existing Employment Agreements, neither the execution and delivery of this Agreement or the Ancillary Agreements by Princeton nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                           (xii)    No Other  Material  Liability.  No event has
occurred in connection with which Princeton, any of its Subsidiaries or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of Princeton or any of its Subsidiaries to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                           (xiii)   Severance Arrangements.  Except with respect
to the Existing Employment Agreements and the Employment and Non-Compete Agreements, neither Princeton nor any of its Subsidiaries is a party to any severance or similar arrangement in respect of any Employees that will result in any obligation (absolute or contingent) of Princeton, any of its Subsidiaries or CHC after the Closing to make any payment to any of such Employees following the consummation of the transactions contemplated by this Agreement or termination of employment.

         3.20 Transactions with Related Parties. Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, no Related Party has (a) borrowed or loaned money or other property to Princeton or any of its Subsidiaries which has not been repaid or returned,
(b) any contractual or other claims, express or implied, of any kind whatsoever against Princeton or any of its Subsidiaries or (c) any interest in any property used by Princeton or any of its Subsidiaries.

         3.21 Compliance with Law. Princeton and each of its Subsidiaries has conducted the Business in material compliance with all applicable Regulations and Court Orders. Neither Princeton, any of its Subsidiaries nor any Principal Stockholder has received any notice to the effect that, or has otherwise been advised that, Princeton or any of its Subsidiaries is not in compliance with any such Regulations or Court Orders, and none of Princeton, any of its Subsidiaries or any Principal Stockholder has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22     Intellectual Property.

                    (a)  General.  Schedule  3.22 sets  forth  with  respect  to
Proprietary Rights of Princeton and its Subsidiaries: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, tradename or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration, (v) a description of all Trade Secrets and (vi) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of Princeton or any of its Subsidiaries or in which Princeton or any of its Subsidiaries has any interest whatsoever have been provided or made available to CHC.

                  (b) Adequacy. The Proprietary Rights of Princeton and its Subsidiaries are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development, planned for development or in production.

                  (c) Royalties and Licenses. Except with respect to the Existing Employment Agreements, neither Princeton nor any of its Subsidiaries has any obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has Princeton or any of its Subsidiaries granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

                  (d) Ownership. Princeton and each of its Subsidiaries owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Princeton or any such Subsidiary by reason of the execution, delivery and performance of this Agreement or the Ancillary
Agreements or the consummation of the transactions contemplated hereby or thereby. The patents are valid and in full force and effect and are not subject to any fines, maintenance fees or Actions falling due within 90 days after the Closing Date.

                  (e) Absence of Claims. None of Princeton, any of its Subsidiaries or any Principal Stockholder (A) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of Princeton and its Subsidiaries or
(B) has received any notice of alleged infringement of any rights of others due to any activity by Princeton or any such Subsidiary. To the knowledge of Princeton, any of its Subsidiaries or any Stockholder, Princeton's or any such Subsidiary's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified Princeton, any of its Subsidiaries or any Principal Stockholder that it is claiming any ownership of or right to use any of Princeton's or any such Subsidiary's Proprietary Rights or (ii) to the knowledge of Princeton, any of its Subsidiaries or any Stockholder, is infringing upon any such Proprietary Rights in any way.

                  (f) Protection of Proprietary Rights. All of the pending applications for Princeton's or any such Subsidiary's Proprietary Rights have been duly filed and all other actions to protect such Proprietary Rights have been taken. Princeton and each of its Subsidiaries has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. None of Princeton, any of its Subsidiaries or any Principal Stockholder has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

         3.23     Tax Matters.

                  (a) Filing of Tax Returns. Princeton and each of its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed through the date hereof. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23, neither Princeton nor any of its Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes. Princeton has delivered to CHC complete and accurate copies of federal, state and local Tax Returns of Princeton and each of its Subsidiaries (if separate Tax Returns were filed) for the years ended December 31, 1996, 1995 and 1994.

                  (b) Payment of Taxes. All Taxes due from Princeton and each of its Subsidiaries, or for which any of them could be liable, in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in Schedule 3.23 or the Financial Statements, and neither Princeton nor any of its Subsidiaries has any material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Princeton and each of its Subsidiaries is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

                  (c) Audits, Investigations or Claims. No deficiencies for Taxes of Princeton or any of its Subsidiaries have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Princeton, any of its Subsidiaries or any Principal Stockholder, and there are no matters under discussion with any governmental authorities, or known to Princeton, any of its Subsidiaries or any Principal Stockholder, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.23 and, except as set forth in such Schedule, neither Princeton nor any of its Subsidiaries has been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Princeton.

                  (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the Assets.

                  (e) Tax Elections. All elections with respect to Taxes affecting Princeton, any of its Subsidiaries or their respective Assets as of the date hereof are set forth on Princeton's or such Subsidiary's latest Tax Returns or on Schedule 3.23. Neither Princeton nor any of its Subsidiaries (i) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise;
(iii) has made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) Prior Affiliated Groups. Neither Princeton nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

                  (g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving Princeton or any of its Subsidiaries, and, after the Closing Date, neither Princeton nor any of its Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (h) Partnerships. Neither Princeton nor any of its Subsidiaries has an interest in or is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. Neither Princeton nor any of its Subsidiaries is a successor to any other Person by way of merger, reorganization or similar transaction.

                  (i) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

         3.24 Insurance. Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Princeton or any of its Subsidiaries is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Princeton's or any of its Subsidiary's conduct of the Business and (iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment and all leasehold improvements. Neither Princeton nor any of its Subsidiaries is in default under any of such policies or binders, and none of them has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Princeton, any of its Subsidiaries or any Principal Stockholder upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Princeton through the Closing Date.

         3.25 Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

         3.26 Inventory. The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of Princeton, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired or manufactured subsequent to the Balance Sheet
Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. Schedule 3.26 contains a complete and accurate list of all Inventory as of the Balance Sheet Date and the addresses at which the Inventory is located.

         3.27 Purchase Commitments and Outstanding Bids. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of Inventory entered into by Princeton and its Subsidiaries does not exceed $25,000, and the aggregate of all Contracts for the purchase of supplies by Princeton and its Subsidiaries does not exceed $25,000, all of which orders and Contracts were made in the ordinary course of business. There are no claims against Princeton or any of its Subsidiaries to return in excess of an aggregate of $10,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. No outstanding purchase or outstanding lease commitment of Princeton or any of its Subsidiaries presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in Princeton's business. To the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, there is no outstanding bid, proposal, contract or unfilled order of Princeton or any of its Subsidiaries which will or would, if accepted, result in a net loss to Princeton or any of its Subsidiaries.

         3.28 Customers and Suppliers. Schedule 3.28 sets forth a complete and accurate list of the names and addresses of (i) the ten customers who purchased from Princeton and its Subsidiaries the greatest dollar volume of products or services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter; and (ii) the ten suppliers with the greatest dollar volume of sales to Princeton and its Subsidiaries during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by Princeton and its Subsidiaries from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no Princeton Material Adverse Change in the business relationship of Princeton or any of its Subsidiaries with any customer or supplier named on Schedule 3.28. Neither Princeton nor any of its Subsidiaries has received any written communication from any customer or supplier named on Schedule 3.28 of any intention to return, terminate or materially reduce purchases from or supplies to Princeton or any of its Subsidiaries.

         3.29 Brokers; Transaction Costs. Except for a financial services advisory fee in the amount of $645,000 payable to First Albany Investment Banking, none of Princeton, any of its Subsidiaries or any Stockholder has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of CHC, Princeton, any of its Subsidiaries or any of the Stockholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.30 No Other Agreements to Sell Princeton or the Assets. None of Princeton or any Stockholder has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Princeton or any of its Subsidiaries or to effect any merger, consolidation or other reorganization of Princeton or any of its Subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

         3.31 Dissenters' Rights. Assuming the accuracy of the representations of CHC set forth in Section 4.7 hereof, no holder of shares of capital stock of Princeton shall be entitled to dissent from the Merger and demand the payment of the fair value of such holder's shares of capital stock of Princeton under the NJBCA with respect to the transactions contemplated hereby.

         3.32 Accounting Treatment. Neither Princeton, any of its Subsidiaries nor any Stockholder has taken any action that, to the knowledge of Princeton, any of its Subsidiaries or any Principal Stockholder, would prevent the Merger from qualifying for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         3.33     Material Misstatements or Omissions.

                  (a) No representations or warranties by Princeton or any Principal Stockholder in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Princeton or such Principal Stockholder or any of its Representatives to CHC or Sub pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                  (b) The information with respect to Princeton included in the Information Statement will not, as of the date thereof, contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 3A

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         As an inducement of CHC to enter into this Agreement, each Principal Stockholder, and each Stockholder that is not a Principal Stockholder, by virtue of such Stockholder's execution and delivery of a Transmittal Letter in accordance with Section 2.7 hereof, severally, and not jointly, represents and warrants with respect to itself only to CHC and Sub as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         3A.1 Authorization. Each Stockholder has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Stockholder and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3A.2 No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by any Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of any Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any Stockholder is a party or by which any Stockholder is bound or to which any of its assets are subject or (c) violate any applicable Regulation or Court Order. Except as set forth on

Schedule 3A.2, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by any Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3A.3 Ownership of Princeton Stock; Title. The number of shares of Princeton Stock held by each Stockholder are accurately set forth on Schedule 3.2(a) and all of such shares of Princeton Stock are lawfully owned of record and, except as set forth on Schedule 3A.3, beneficially owned by such Stockholder, free and clear of any Encumbrances. Except as set forth on Schedule 3A.3 and 3.3, the Princeton Shares held by such Stockholder are not subject to any stockholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such Princeton Stock. Upon the acquisition in the Merger by CHC of the shares of Princeton Stock presently held by such Stockholder, CHC shall acquire good title to such shares of Princeton Stock, free and clear of all Encumbrances, other than any Encumbrances created by Princeton.

                                   ARTICLE 4.

                      REPRESENTATIONS AND WARRANTIES OF CHC

         As an inducement of Princeton and each of the Stockholders to enter into this Agreement, except as set forth on the CHC Schedule of Exceptions attached to this Agreement, CHC represents and warrants to Princeton and the Stockholders as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 Organization. CHC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. CHC has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. CHC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on CHC. Each jurisdiction in which CHC is qualified to do business as a foreign corporation is set forth in Schedule 4.1. Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

         4.2      Capitalization.

                  (a) There are 60,000,000 shares of CHC Stock authorized under its Articles of Incorporation, 27,100,399 of which were issued and outstanding as of October 22, 1997; 200,000 authorized shares of Preferred Stock, $.10 par value, of CHC ("CHC Preferred Stock" and together with the CHC Stock, the "CHC Securities") authorized under its Articles of Incorporation, none of which were issued and outstanding. CHC has no other stock authorized, issued or outstanding.

                  (b) As of December 31, 1997, there were (i) 7,023,906 shares of CHC Stock reserved for issuance upon the exercise of options granted or available for grant under the CHC Option Plan (the "CHC Options"), (ii) CHC

Options representing the right to purchase an aggregate of 1,468,906 shares of CHC Stock outstanding and (iii) 5,555,000 shares of CHC Stock available for future grants of CHC Options.

                  (c) Except for the CHC Options and shares of CHC Preferred Stock listed above, and except for director options and warrants exercisable for not mote than 200,000 shares, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of CHC. Except as set forth above, no shares of capital stock of CHC are reserved for issuance.

                  (d) All outstanding shares of CHC Securities and any shares of CHC Stock issued upon exercise of any CHC Option will be validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, CHC's Articles of Incorporation or Bylaws or any Contract. The CHC Options and the CHC Securities have been or will be issued in compliance with all federal and state corporate and securities laws.

                  (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan or pending proposal for any redemption of stock of CHC or any merger or consolidation of CHC with or into any other entity.

                  (f) The authorized capital stock of Sub consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. All of such outstanding shares are owned by CHC and are validly issued, fully paid and non-assessable.

         4.3 Authorization. Each of CHC and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each CHC and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of CHC and Sub is a party will be, a valid and binding obligation of each of CHC and Sub enforceable against each of CHC and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.4 No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by CHC or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of CHC's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which CHC or Sub is a party or by which CHC or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to CHC or Sub or (d) impose any

Encumbrance on any assets of CHC or Sub. Except as set forth on Schedule 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by CHC or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         4.5 Reports and Financial Statements. CHC has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to Princeton true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of CHC, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition of CHC as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

         4.6 Absence of Certain Changes or Events. Since September 30, 1997, there has not been any fact, event, circumstance or change affecting or relating to CHC and its subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CHC (a "CHC Material Adverse Effect"); provided, however, that a CHC Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

         4.7 Number of Holders of CHC Stock. There are no fewer than 1,000 holders of record of shares of CHC Stock.

         4.8 S-3 Eligibility. CHC satisfies the registrant requirements set forth in the general instructions for use of Form S-3 under the Securities Act.

         4.9      Disclosure.

                  (a) No representation, warranty or other statement by CHC herein contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

                  (b) The information with respect to CHC included in the Information Statement will not, as of the date thereof, contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5.

                     ACTIONS BY PRINCETON, THE STOCKHOLDERS
                          AND CHC PRIOR TO THE CLOSING

         Princeton, the Principal Stockholders, CHC and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing Date:

         5.1 Conduct of Business. From the date hereof through the Closing, Princeton and the Principal Stockholders shall, except as contemplated by this Agreement, or as consented to by CHC in writing, operate the Business in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Princeton shall not and the Principal Stockholders shall not cause Princeton and its Subsidiaries to, except as specifically contemplated by this Agreement or as consented to by CHC in writing:

         (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

         (b) issue (except pursuant to outstanding Princeton Options) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acuire capital stock;

         (c) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock;

         (d) make any change to Princeton's or any of its Subsidiaries' Certificate of Incorporation or Bylaws;

         (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the licensing of Princeton's products and services in the ordinary course of business and consistent with past practice;

         (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

         (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

         (h) terminate any material Contract or make any change in any material Contract;

         (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements,
(iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan;

         (j)      enter into or modify any Contract with a Related Party;

         (k) declare any dividend or make any payment or distribution to the Stockholders or redeem or purchase any shares of its capital stock;

         (l) make any change in any method of accounting or accounting practice;

         (m) fail to pursue the development and introduction of new products and technology advances in connection with the Business on a basis consistent with past practice;

         (n) fail to comply with all Regulations applicable to the Assets and the Business consistent with past practices;

         (o) fail to use its commercially reasonable efforts to (i) maintain the Business, (ii) retain the Employees so that such Employees will remain available to CHC on and after the Closing Date (provided that Princeton shall not be required by this Section 5.1(o) to enter into any employment agreement with any Employee), (iii) maintain existing relationships with suppliers and customers and others having business dealings with Princeton and its Subsidiaries and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

         (p) do any other act which would cause any representation or warranty of Princeton or Stockholders in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

         5.2 Investigation by CHC. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, Princeton shall, and shall cause Princeton's Subsidiaries and their respective officers, Employees and Representatives to, afford the Representatives of the CHC and its Affiliates access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish CHC and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Proprietary Rights) as CHC or its affiliates, through their respective Representatives, may reasonably request.

         5.3 Notification of Certain Matters. Princeton and the Principal Stockholders shall give prompt notice to CHC of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Princeton or any Stockholder contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of Princeton or any Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Princeton and the Principal Stockholders shall promptly notify CHC of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Princeton Material Adverse Effect.

         5.4 No Mergers, Consolidations, Sale of Stock, Etc. Neither Princeton nor any Principal Stockholder will, directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Princeton's or any of its Subsidiaries, capital stock, (ii) the merger of Princeton or any of its Subsidiaries with, or the direct or indirect disposition of a significant amount of the Assets or the Business to, any Person other than CHC or its Affiliates or (iii) the licensing of Princeton's Proprietary Rights to any

Person other than in the ordinary course of business consistent with past practice or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Princeton and the Principal Stockholders hereby represent that neither Princeton, any of its Subsidiaries nor any Principal Stockholder is now engaged in discussions or negotiations with any party other than CHC with respect to any transaction of the kind described in clauses (a) (i) through (a)
(iii) of the preceding sentence (a "Proposed Acquisition Transaction"). Princeton and each Principal Stockholder agrees not to, and to cause each of Princeton's Subsidiaries not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. Princeton and the Principal Stockholders shall (w) immediately notify CHC (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify CHC of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide CHC with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep CHC informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5      Pooling Accounting Treatment.

                  (a) Set forth on Schedule 5.5 is a list of all Persons who are, in Princeton's reasonable judgment, "affiliates" of Princeton as defined in Rule 144 under the Securities Act or for purposes of qualifying the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Princeton and the Principal Stockholders shall use diligent efforts in good faith to cause each such Person to deliver to CHC and Sub on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit F (an "Affiliate Letter").

                  (b) Princeton and the Principal Stockholders shall use diligent efforts in good faith to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and to have such accounting treatment accepted by Princeton's independent public accountants, by CHC's public accountants, and by the SEC, respectively. Princeton and each Principal Stockholder agree that none of them will take any action that would cause such accounting treatment not to be obtained.

         5.6 Princeton Shareholder Approval. Princeton agrees that it will submit to the Principal Stockholders a written consent in lieu of a meeting of such Principal Stockholders (the "Stockholder Consent") in substantially the form attached hereto as Exhibit G, approving the execution, delivery and performance by Princeton of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby. Each Principal Stockholder agrees that, immediately following the execution and delivery of this Agreement, it will execute and deliver to Princeton, with a copy to CHC, a counterpart to the Stockholder Consent dated as of the date hereof. Princeton further agrees that it shall provide the remaining holders of shares of Princeton Stock with the notice required by Section 14A:5-6(2)(b) of the NJBCA.

         5.7 Information Statement. Promptly after the date hereof, Princeton, the Principal Stockholders and CHC shall prepare for distribution to the holders of Princeton Stock an information statement containing such information regarding Princeton, CHC and the transactions contemplated hereby as Princeton and CHC shall deem necessary and appropriate (in consultation with their respective legal advisors and independent accountants) for such information statement to comply with applicable law (the "Information
Statement"). Princeton and each of the Principal Stockholders agree that the information provided by each of Princeton and each Principal Stockholder for inclusion in the Information Statement shall not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained in the Information Statement not misleading. CHC and Sub agree that the information provided by each of them for inclusion in the Information Statement shall not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained in the Information Statement not misleading. Each of Princeton, each Principal Stockholder and CHC shall immediately advise the other parties of the occurrence of any event which causes the information provided by it for inclusion in the Information Statement to contain any untrue statement of a material fact, or to omit to state a material fact necessary to make the statements or facts contained in the Information Statement not misleading.

         5.8 Proposed MainWare Acquisition. CHC and Princeton hereby acknowledge that Princeton shall be permitted to enter into negotiations with MainWare, Inc. ("MainWare") for the acquisition of the business presently operated by MainWare through a purchase of all of the outstanding capital stock, or all or substantially all of the assets, of MainWare, a merger or consolidation involving MainWare or another similar form of acquisition. CHC and Princeton hereby agree that, if and to the extent that the execution of an agreement (including, without limitation, a letter of intent or similar arrangement) with respect to any such acquisition and/or the consummation of any such acquisition would result in any breach of a representation, warranty or covenant contained in this Agreement by Princeton or any Stockholder, Princeton and CHC shall negotiate in good faith with respect to any modification of, or waiver of any such breach of, such representation, warranty or covenant to the extent necessary to permit the execution of such agreement (or letter of intent or similar arrangement) or the consummation of such acquisition, as the case may be; provided, that CHC shall have the right, in its sole and absolute discretion, to withhold its consent to any such modification of, or waiver of any such breach of, any such representation, warranty or covenant for any reason whatsoever or to require as a condition to its obligation to consummate the Merger that any such agreement (or letter of intent or similar arrangement), if entered into by Princeton, be terminated, regardless of whether such termination results in the breach of such agreement (or letter of intent or other agreement); and provided further, that the exercise by CHC of such right shall not be considered an act of bad faith pursuant to, or otherwise result in any violation by CHC of, this Section 5.8.

         5.9 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to use their respective best efforts to cause the acquisition to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the acquisition from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, (iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to obtain any necessary Consents (including, without limitation, all filings required to be made under the HSR Act with respect to this Agreement and the transactions contemplated hereby) (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement. Notwithstanding the foregoing, (y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of CHC and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE 6.

      CONDITIONS TO PRINCETON'S AND THE PRINCIPAL STOCKHOLDERS' OBLIGATIONS

         The obligations of Princeton and the Principal Stockholders to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Princeton and the Stockholder Representative, on behalf of the Stockholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by Princeton and the Stockholder Representative on behalf of the Stockholders:

         6.1 Representations, Warranties and Covenants. All representations and warranties of CHC and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and CHC and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Princeton and the Stockholder Representative on behalf of the Stockholders a certificate signed by a senior officer of CHC and Sub to the foregoing effect ("CHC Closing Certificate").

         6.2 Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit CHC and Sub to consummate the Merger as contemplated hereby and by the Ancillary Agreements shall have been obtained. Princeton and the Stockholder Representative on behalf of the Stockholders shall be satisfied that all approvals required under any Regulations to permit CHC and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act, if applicable) shall have been obtained.

         6.3      No  Court  Orders.  No  Action  by  any  court,   governmental
authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Princeton Stock contemplated hereby illegal or otherwise prohibited.

         6.4 Closing Documents. CHC shall have delivered to the Stockholder Representative on behalf of the Stockholders the documents and other items described in Section 8.2 and such other documents and items as Princeton or the Principal Stockholders may reasonably require.

                                   ARTICLE 7.

                         CONDITIONS TO CHC'S OBLIGATIONS

         The obligations of CHC to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of CHC, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by CHC:

         7.1 Representations, Warranties and Covenants. (a) All representations and warranties of Princeton and each Stockholder contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except as set forth in clause (b) below), and Princeton and each of the Principal Stockholders shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to CHC a certificate signed by the President and the Chief Financial Officer of Princeton ("Princeton Closing Certificate") and each Principal Stockholder to the foregoing effect (each, a "Stockholder's Closing Certificate").

                  (b) For purposes of the foregoing paragraph (a), the lists required to be provided pursuant to the representations and warranties set forth in Sections 3.5, 3.6, 3.8 3.10, 3.11, 3.13, 3.18 3.19, 3.24, 3.26 and 3.28 shall be permitted to be updated as of the Closing Date, and such representations and warranties shall be permitted to be modified by such updates to the extent, and only to the extent, that any such changes reflect actions or inactions occurring after the date hereof and that are not in violation of Section 5.1 hereof, subject to the provisions of Section 7.12.

         7.2 Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Princeton and the Stockholders to consummate the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. CHC shall be satisfied that all approvals required under any
Regulations to permit Princeton and the Stockholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act, if applicable) shall have been obtained.

         7.3 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage CHC, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of CHC to own, operate or transfer Princeton after the Closing. There shall not be any Regulation or Court Order that makes the acquisition of the Princeton Stock contemplated hereby illegal or otherwise prohibited or that otherwise may have a Princeton Material Adverse Effect.

         7.4 Closing Documents. Princeton and/or the Stockholders, as the case may be, shall have delivered to CHC the documents and other items described in Section 8.1 and such other documents and items as CHC may reasonably require.

         7.5      Exemption  under  Federal  and  State   Securities  Laws.  The
issuance of shares of CHC Stock in the Merger shall not violate any federal or state securities laws.

         7.6 Princeton Balance Sheet. On the Closing Date, immediately prior to the Closing, there shall be no indebtedness on Princeton's balance sheet other than payables incurred by Princeton in the ordinary course of business consistent with past practice. In addition, the aggregate amount of cash, cash equivalents and accounts receivable on Princeton's balance sheet as of the Closing Date shall exceed its accounts payable.

         7.7 Completion of CHC Diligence. CHC shall have completed its business and legal due diligence to its satisfaction, in its sole judgment; provided, however, this condition shall be deemed satisfied or waived unless CHC notifies Princeton in writing prior to February 27, 1998 that this condition has not been met.

         7.8 Stockholder Consent. The Principal Stockholders shall have executed the Stockholder Consent and Princeton shall have taken all further actions related to the due authorization of the Merger as may be required under the NJBCA.

         7.9 Delivery of Certificates. Each Stockholder shall have delivered to CHC the Certificate or Certificates representing shares of Princeton Stock held by such Stockholder, together with a duly executed Transmittal Letter, (including counterpart signature pages to this Agreement and the Escrow Agreement).

         7.10 Board of Directors Approval. The Merger shall have been approved by appropriate action of the Board of Directors of CHC.

         7.11     Tax Matters.

                  (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Princeton or any of its Subsidiaries shall have been made after the date of this Agreement without the prior written consent of CHC, which consent shall not be unreasonably withheld.

                  (b) Princeton and each Stockholder surrendering Certificates on the Closing Date in accordance with Section 2.7(b)(i) shall have provided CHC with (i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence satisfactory to CHC that such transfer taxes and charges have been paid by Princeton or such Stockholder, and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve CHC of any obligation to withhold any portion of the payments to such Stockholder pursuant to this Agreement.

         7.12 Material Adverse Change. There shall not have been any Princeton Material Adverse Change.

                                   ARTICLE 8.

                                     CLOSING

         On the Closing Date at the Closing Place:

         8.1 Deliveries by Princeton and the Stockholders to CHC. Princeton and each Stockholder, as applicable, shall deliver (or cause to be delivered) to
CHC:

         (a) the Ancillary Agreements, duly executed by each party thereto other than CHC and Sub;

         (b) any Consents required to be obtained by Princeton or the Principal Stockholders;

         (c)      the   Princeton   Closing   Certificate   and   each   of  the
                  Stockholder's Closing Certificates;

         (d) an opinion of Buchanan Ingersoll, counsel to Princeton and the Stockholders, dated as of the Closing Date, in a form reasonably satisfactory to CHC;

         (e) a statement prepared in accordance with Section 1445 of the Code and Treasury Regulations thereunder certifying that Princeton is not, and was not at any time after January 1, 1993, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (f) a fully executed Affiliate Letter from each of the Persons identified on Schedule 5.5 hereof;

         (g) a letter (the "Pooling Letter"), dated the Closing Date, from the independent certified public accountants of Princeton and CHC, which shall be satisfactory to CHC in its sole discretion, stating without qualification that the accounting for the business combination contemplated in this Agreement and the Ancillary Agreements qualifies as a "pooling of interests" under Opinion 16 of the Accounting Principles of Board and applicable rules and regulations of the SEC;

         (h)      the  Stockholder  Consent,   duly  executed  by  each  of  the
Principal Stockholders;

         (i) all Certificates representing the shares of Princeton Stock to be canceled in connection with the Merger on the Closing Date in accordance with
Section 2.7(b), together with a duly executed Transmittal Letter from each holder thereof;

         (j) confirmation from the Persons listed on Schedule 2.13 hereof the amount of fees owed to each of them in respect of the transactions contemplated hereby; and

         (k) such other documents and certificates duly executed as may reasonably be requested by CHC or Sub prior to the Closing Date.

         8.2 Deliveries by CHC. CHC shall deliver to the Stockholder Representative for the benefit of the Stockholders, to the Stockholders, or any other appropriate Persons:

         (a) the Ancillary Agreements to which CHC or Sub is a party, duly executed by them;

         (b)      any Consents required to be obtained by CHC;

         (c)      the CHC Closing Certificate;

         (d) an opinion of Latham & Watkins, counsel to CHC, dated as of the Closing Date, in a form reasonably satisfactory to Princeton;

         (e)      the   Merger   Shares  to  be   issued  to  each   Stockholder
surrendering Certificates on the Closing Date in accordance with Section 2.7(b)(i);

         (f) cash in lieu of any fractional shares as provided in Section 2.6(c); and

         (g) such other documents and certificates duly executed as may reasonably be requested by Princeton or the Stockholder Representative prior to the Closing Date.

                                   ARTICLE 9.

                                 INDEMNIFICATION

         9.1 Survival of Representations, Etc. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, including, without limitation, the Transmittal Letters, shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) until the first anniversary of the Closing Date; provided, however, (a) Princeton's and the Stockholders'
representations and warranties in Section 3.23 (Taxes) and Section 3.10 (Environmental Matters) and Section 3.19 (ERISA) shall survive the Closing until the expiration of all relevant statutes of limitation (including any extensions thereof) and (b) the Stockholders' representations and warranties set forth in
Article 3A (Stockholders' Ownership of Stock) shall survive the Closing Date in perpetuity. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. On the Closing Date all representations and warranties contained in this Agreement and made by Princeton and the Stockholders shall expire as to Princeton and thereafter will be deemed to have been made exclusively by the Stockholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         9.2      Indemnification.

                  (a)      General.

                           (i)      Subsequent to the Closing,  the Stockholders
shall, jointly and severally, indemnify CHC, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents ("CHC
Indemnified Parties") against, and hold each of the CHC Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action (collectively "Damages") incurred by any such CHC Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of Princeton or any Stockholder contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance (including, without limitation, any Transmittal Letter) delivered by or on behalf of Princeton or any such holder pursuant to this Agreement or in connection with the transactions contemplated hereby, other than any warranty or representation contained in Article 3A of this Agreement or (B) any Actual Excess Stockholder Expenses that were not reflected as Estimated Stockholder Expenses for purposes of calculating the Merger Consideration.

                           (ii)     Subsequent to the Closing,  each Stockholder
shall, severally and not jointly, indemnify the CHC Indemnified Parties against, and hold each of the CHC Indemnified Parties harmless from, any Damages incurred by such CHC Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty or representation of such Stockholder contained in Article 3A of this Agreement, or any warranty or representation of substantially similar subject matter to those contained in Section 3A of this Agreement that are contained in any schedule hereto or in any certificate or instrument of conveyance (including, without limitation, any Transmittal Letter) delivered by or on behalf of such holder pursuant to this Agreement or in connection with the transactions contemplated hereby.

                           (iii)    Subsequent   to  the   Closing,   CHC  shall
indemnify the Stockholders their Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents, as the case may be ("Stockholder Indemnified Parties"), against, and hold each of the Stockholder Indemnified Parties harmless from, any Damages incurred by such Stockholder Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of CHC or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of CHC or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby.

         The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Stockholder Indemnified Parties or CHC Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

                  (b)      Procedure for Claims.

                           (i)      If a claim for  Damages (a "Claim") is to be
made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), subject to clause (ii) below, shall give  written  notice  (a  "Claim  Notice")  to  the  indemnifying  person  (the
"Indemnifying Party") (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section
9.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense (or, if the Person making such election is the Stockholder Representative, at the cost, risk and expense of the Stockholder or group of Stockholders that is the Indemnifying Party), (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party (or the Stockholder Representative acting on behalf of such Indemnifying Party) and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party (or the Stockholder Representative acting on behalf of such Indemnifying Party), the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) fails to assume the defense of such Third-Party Claim in accordance with this
Section 9.2 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative), which consent shall not be unreasonably withheld. In the event the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) assumes the defense of the claim, the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party (or, if the Indemnifying Party is a Stockholder or group of Stockholders, the Stockholder Representative) reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

                           (ii)     Notwithstanding  clause  (i)  above,  in the
event that any Indemnified Party is a Stockholder Indemnified Party, any Claim Notice, election or other notification or correspondence required pursuant to such clause (i) shall only be valid if it is delivered by the Stockholder

Representative to CHC or Princeton. Each Principal Stockholder hereby, and each Stockholder that is not a Principal Stockholder by such Stockholder's execution and delivery of a Transmittal Letter, irrevocably appoints the Stockholder Representative as its agent and attorney-in-fact with respect to the matters set forth in this Article 9, and hereby irrevocably grants to the Stockholder Representative the authority to administer Claims on behalf of such Stockholder, to exercise such other rights and powers as are set forth in this Agreement and to enter into, and to bind such Stockholder with respect to, the settlement of any such Claim. Each CHC Indemnified Party shall be entitled to rely on the agreements and representations of, and notices and other correspondence from, the Stockholder Representative as such agent and attorney-in-fact in connection with any Claim by or against any Stockholder pursuant to this Article 9. For purposes of this Section 9.2(b)(ii) the Stockholder Representative shall be entitled to rely on the direction of (y) the Majority Holders, with respect to any Claims pursuant to Section 9.2(a)(i), and (z) the Indemnifying Party, with respect to any Claim pursuant to Section 9.2(a)(ii).

         9.3 No Right of Contribution. After the Closing, no Stockholder shall have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Princeton. The Stockholders and CHC shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 9. The remedies described in this
Article 9 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

         9.4 Escrow of Merger Shares. If the Escrow Agreement is in effect at the time an assertion of indemnification is made by a CHC Indemnified Party, the obligations of the Stockholders hereunder with respect to the Damages shall be satisfied first by the distribution to the CHC Indemnified Party of Merger Shares held pursuant to the Escrow Agreement and, only thereafter, by the Stockholders directly.

         9.5      Threshold; Limitations on Indemnity.

                  (a) Except with respect to the indemnification obligations set forth in Section 9.2(a)(i)(B) hereof, the CHC Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the CHC Indemnified Parties in the aggregate exceed $100,000 (the "Damage Threshold"), at which time the CHC Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $100,000 thereof.

                  (b) The Stockholder Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Stockholder Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Stockholder Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $100,000 thereof.

                  (c) No individual Stockholder shall be liable with respect to the indemnification obligations set forth in Section 9.2(a)(i) or (ii) for any amount in excess of the value of the Merger Shares acquired by such Stockholder in connection with the Merger, based on a per-share value equal to the Effective Average Share Price.

                  (d) The CHC Indemnified Parties shall not be liable, in the aggregate, with respect to the indemnification obligations set forth in Section 9.2(a)(iii) for any amount in excess of the Merger Consideration.

                                   ARTICLE 10.

                              RESTRICTIVE COVENANTS

         10.1 Non-Competition. If the Merger is consummated, neither any Principal Stockholder nor any of his or its Affiliates shall, for a period of three (3) years after the Effective Date, directly or indirectly, engage, anywhere in the United States, in (i) the sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to, or directly competes with, any product, process, good or service which Princeton has sold or offered or promoted for sale within the five (5) years preceding the Effective Date.

         10.2 Non-Solicitation of Employees of CHC. If the Merger is consummated, neither any Principal Stockholder nor any of his or its Affiliates shall directly or indirectly, for himself or itself or on behalf of any other individual or entity, hire any employee of CHC or any of its Subsidiaries, including, without limitation, any employees of Princeton, or induce nor attempt to induce any such employee to leave his or her employment with CHC or any of its Subsidiaries, at any time within three (3) years from the Effective Date. If the Merger is not consummated, neither Princeton, any Principal Stockholder nor any of his or their respective Affiliates shall directly or indirectly, for himself or itself or on behalf of any other individual or entity, induce any such employee to leave his or her employment with CHC or any of its Subsidiaries, at any time within one (1) year from the date of written notice of termination of this Agreement.

         10.3 Non-Solicitation or Interference with Customers and Suppliers of CHC. If the Merger is consummated, neither any Principal Stockholder nor any of his or its Affiliates shall, directly or indirectly, for himself or itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of CHC's or any of its Subsidiaries' current customers or suppliers or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between CHC or any of its Subsidiaries and any of their current customers or suppliers at any time within three (3) years from the Effective Date. If the Merger is not consummated, neither Princeton, any Principal Stockholder nor any of their respective Affiliates shall, directly or indirectly, for himself or itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any current customers or suppliers of CHC or any of its Subsidiaries made known in writing to Princeton or such Principal Stockholder by CHC during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with or disrupt any then existing relationships between CHC or any of its Subsidiaries, and any of such customers or suppliers at any time within three (3) years from the date of written notice of termination of this Agreement.

         10.4 Non-Solicitation or Interference with Customers and Suppliers of Princeton. If the Merger is not consummated, neither CHC nor any of its Affiliates shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Princeton's current customers or suppliers made known in writing to CHC by Princeton during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Princeton and any of such customers or suppliers at any time within one (1) year from the date of written notice of termination of this Agreement.

         10.5 Non-Solicitation of Employees of Princeton. If the Merger is not consummated, neither CHC nor any of its Affiliates shall directly or indirectly, for itself or on behalf of any other individual or entity, hire any employee of Princeton or induce any such employee to leave his or her employment with Princeton at any time within five (5) years from the date of written notice of termination of this Agreement.

         10.6 Acknowledgments. Each Principal Stockholder acknowledges that, in view of the nature of Princeton's business and the business objectives of CHC in acquiring Princeton, and the consideration paid in the Merger to the Principal Stockholders therefor, the restrictions contained in this Article 10 are reasonably necessary to protect the legitimate business interests of CHC and that any violation of such restrictions will result in irreparable injury to CHC and the business CHC has acquired hereunder for which damages will not be an adequate remedy. Each Principal Stockholder therefore acknowledges that, if any such restrictions are violated, CHC shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits, and other benefits arising from such violation.

                                   ARTICLE 11.

                                  MISCELLANEOUS

         11.1     Termination.

                  (a)      This Agreement may be terminated at any time prior to
                           Closing:

                           (i)      By  mutual   written   consent  of  CHC  and
Princeton;

                           (ii)     By CHC or Princeton if the Closing shall not
have occurred on or before April 1, 1998, other than due to a breach of this Agreement by the party seeking to terminate;

                           (iii)    By CHC if there is a material  breach of any
representation or warranty set forth in Article 3 or 3A or any covenant or agreement to be complied with or performed by Princeton or any Principal Stockholder pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of CHC;

                           (iv)     By CHC if CHC notifies  Princeton in writing
prior to February 27, 1998 that it is not satisfied with its diligence review pursuant to Section 7.7; or

                           (v)      By Princeton  if there is a material  breach
of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by CHC or Sub pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of Princeton or any of the Principal Stockholders.

                  (b) In the event of termination of this Agreement:

                           (i)      The   provisions   of  the   Confidentiality
Agreement shall continue in full force and effect; and

                           (ii)     No party hereto shall have any  liability to
any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

         11.2     Certain  Securities  Laws   Representations.   Each  Principal
Stockholder represents as follows with respect to the Merger Shares to be acquired in connection with the Merger:

                  (a) (i) Such Principal Stockholder is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act; or

                      (ii) Such Principal Stockholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Merger Shares;

                  (b) Such Principal Stockholder is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

                  (c) Such Principal Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, CHC and the business and prospects of CHC which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and such Principal Stockholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

                  (d) Such Principal Stockholder's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such Principal Stockholder's current needs and contingencies and to suffer a complete loss of its investment in such shares;

                  (e) All information that such Principal Stockholder has provided to CHC concerning itself and its financial position is correct and complete; and

                  (f) Such Principal Stockholder has been advised that (i) CHC's issuance of shares to the Stockholders will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and such Principal Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY COMPUTER HORIZONS CORP., COMPUTER HORIZONS CORP. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

         11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Princeton or any Principal Stockholder without the prior written consent of CHC, or by CHC or Sub without the prior written consent of Princeton or the Principal Stockholders.

         11.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If to a Principal Stockholder, to the address of such Principal Stockholder as set forth on Annex 1 hereto.

         If prior to the Closing, to Princeton:

                  Princeton Softech, Inc.
                  1060 State Road
                  Princeton, New Jersey  08540
                  Fax:         (609) 497-0302
                  Attention:   Bruce D. Haislip

         With a copy to:

                  Buchanan Ingersoll
                  500 College Road East
                  Princeton, New Jersey  08540
                  Fax:         (609) 520-0360
                  Attention:   William J. Thomas

         If  to  CHC  or  Sub  or,  if  after  the  Closing,  to  the  Surviving
Corporation:

                  Computer Horizons Corp.
                  49 Old Bloomfield Avenue
                  Mountain Lakes, New Jersey  07046
                  Fax:         (973) 402-6293
                  Attention:   Dennis M. DiVenuta, General Counsel

         With a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, New York  10022
                  Fax          (212) 751-4864
                  Attention:   Samuel A. Fishman

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         11.5. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         11.6. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.10. Expenses. Except as otherwise provided in this Agreement, CHC will be liable for its and Sub's expenses, and the Stockholders will be liable for the Stockholder Expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         11.11. Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, CHC shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) CHC has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

         11.12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 9 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                                  COMPUTER HORIZONS CORP.,
                                                   a New York corporation



                                                  By:      /s/John J. Cassese
                                                           ------------------
                                                              John J. Cassese
                                                  Its:        President



                                                  PS MERGER CORP.,
                                                  a New Jersey corporation



                                                  By:      /s/John J. Cassese
                                                           ------------------
                                                              John J. Cassese


                                                  Its:        President




                                                  PRINCETON SOFTECH, INC.,
                                                   a New Jersey corporation


                                                  By:      /s/Joseph A. Allegra
                                                           --------------------
                                                              Joseph A. Allegra

                                                  Its:        President

                                                    THE PRINCIPAL STOCKHOLDERS



                                                      /s/ Joseph J. Allegra
                                                          -----------------
                                                          Joseph A. Allegra


                                                      /s/ Bruce D. Haislip
                                                          ----------------
                                                          Bruce D. Haislip


                                                      /s/ Richard J. Parente
                                                          ------------------
                                                          Richard J. Parente


                                                      /s/ Richard D. Specht
                                                          -----------------
                                                          Richard D. Specht


                                                      /s/ Don Cohen
                                                          ---------
                                                          Don Cohen


                                                      /s/ Deborah Kebler
                                                          --------------
                                                          Deborah Kebler


                                                      /s/ David Hoeschele
                                                          ---------------
                                                          David Hoeschele


                                                      /s/ Elaine Verna
                                                          ------------
                                                          Elaine Verna


                                                      /s/ David Craig
                                                          -----------
                                                          David Craig